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                                                                    EXHIBIT 10.4

                               PROBEX CORPORATION

                            INVESTOR RIGHTS AGREEMENT


         This Investor Rights Agreement (this "AGREEMENT") is made and entered into as of June 30, 1998 by and among Probex Corporation, a Colorado corporation (the "COMPANY"), the stockholders signatory hereto, and HSB Engineering Finance Corporation, a Delaware corporation (the "INVESTOR").

                                 R E C I T A L S

         A. The Investor has agreed to loan the Company (the "LOAN") up to the aggregate amount of one million five hundred thousand dollars ($1,500,000) and has agreed to acquire from the Company, and the Company has agreed to issue to the Investor, a Warrant to acquire shares of the Company's Common Stock, no par value (the "COMMON STOCK"), terms and conditions set forth in that certain Convertible Loan, Warrant and Security Agreement, dated of even date herewith, by and between the Company and the Investor (the "LOAN AGREEMENT") and the Convertible Secured Promissory Note, dated of even date herewith (the "NOTE"), by the Company.

         B. Pursuant to the Loan Agreement, Investor has the right to acquire additional shares of Common Stock (as defined in the Loan Agreement, the "CONVERSION SHARES") upon the cancellation of the outstanding principal balance on the Note and the surrender and cancellation of the Warrant.

         C. The Loan Agreement provides that the Investor shall be granted certain rights, as more fully set forth herein.

         D. Capitalized terms not otherwise defined herein shall have the meanings given such terms in the Loan Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       INFORMATION RIGHTS.

         1.1 Information and Inspection Rights. The Company covenants and agrees that, commencing on the date of this Agreement, for so long as the Investor holds the Note, the Warrant or any Conversion Shares, the Company will deliver to the Investor: (a) audited annual financial statements within 90 days after the end of each fiscal year, (b) unaudited quarterly financial statements within 45 days of the end of each fiscal quarter; (c) an annual budget for the following calendar year within 30 days prior to the end of each calendar year;
(d) such other financial statements as are prepared for the Company's internal use, for the use of the Company's


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Board of Directors (the "BOARD"), or for public filing and (e) upon the written request by the Investor, such other information as the Investor shall reasonably request. The Company further covenants and agrees that, commencing on the date of this Agreement, for so long as the Investor holds the Note, the Warrant or any Conversion Shares, the Investor shall have standard inspection rights. These information and inspection rights shall terminate upon consummation of the Public Offering (as defined in the Loan Agreement) or upon the commencement of the filing of periodic reports pursuant to the Securities Exchange Act of 1934, as amended. Following the Public Offering, the Company shall deliver to the Investor copies of the Company's 10-K's, 10-Q's, 8-K's and Annual Reports to Shareholders promptly after such documents are filed with the SEC (as defined below).

2.       VOTING AGREEMENT.

         2.1 Board Representation. So long as the Investor, together with its Affiliates (as defined in the Loan Agreement), in the aggregate, holds Common Stock representing (or has the right at any time in the future to acquire under the Warrant or the Loan Agreement shares of Common Stock which, together with any Common Stock owned by Investor, represents) at least 5% of the outstanding Common Stock of the Company, Investor will be entitled to elect members (the "REPRESENTATIVE(S)") of the Board and all committees thereof. The number of such Representatives (the "SEATS") shall be the minimum number as is necessary to equal or exceed twenty percent (20%) of the total number of voting members of the Board or committee thereof, as applicable; and, in any event, as least one Representative shall be elected as a member of the Board and all committees thereof so long as the Investor is entitled to elect any Representatives as provided above. The Investor shall nominate at least two nominees for each Seat at least fourteen (14) days prior to such nominee's election to the Board. For each Seat, the Company shall designate which of the two nominees shall be elected. Upon such designation or, if at the end of such fourteen (14) day period the Company shall have failed to designate a nominee to a Seat, upon the Investor's designation of one of the two nominees for each Seat, the Company shall take, or cause to be taken, all actions within its power to cause the Representative(s) so designated to be elected to the Board, including recommending to the stockholders of the Company that they vote for the election to the Board of the individual or individuals designated by the Investor.

         Each stockholder signatory hereto shall take all actions necessary to vote all shares of stock entitled to vote thereon owned or held of record by such stockholder at any annual or special meeting at which one or more directors are elected in favor of the election as directors of those individuals designated as the Representatives of the Investor. Each stockholder signatory hereto shall take all actions by written consents in lieu of any such meeting necessary to cause the election as director of those individuals designated as Representatives of the Investors. Except as otherwise permitted in this Section 2.1, no stockholder signatory hereto shall take any action to remove any Representative from office as director without Cause. Any Representative may be removed as director for Cause (as defined below) at any time by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon. "CAUSE", for purposes of this Article 2 only, shall mean the commission by a Representative of a felony which in the opinion of the majority of the directors is injurious to the business reputation of the Company or the commission by a Representative of an act constituting the reckless disregard of his duties to the Company, bad faith, gross negligence, willful misconduct or fraud. The removal of any Representative as director

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INVESTOR RIGHTS AGREEMENT
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for Cause shall not prejudice the right of the Investors who nominated such
Representative to nominate pursuant to this Agreement a substitute director to fill the vacancy created by such removal. Any Representative previously removed as a director for Cause shall not be eligible thereafter to serve as a director of the Company. If a Representative, as a result of death, disability, resignation, removal (with or without Cause) or otherwise, cannot serve on the Board, the Investors shall nominate an individual to fill such vacancy. Upon the nomination of a Representative pursuant to this Section 2.1 to fill such vacancy, if, under applicable law, such vacancy can be filled by the remaining directors, then each director shall elect or appoint such Representative to the Board. If, under applicable law, such vacancy cannot be filled by the remaining directors, such director shall take all action necessary to convene, as promptly as practicable, an annual or special meeting of the stockholders at which the stockholders signatory hereto shall vote all shares entitled to vote thereon owned or held of record by such stockholder to elect such Representative to the Board.

         The Company acknowledges that the Investor will likely have, from time to time, information that may be of interest to the Company ("INFORMATION") regarding a wide variety of matters including, by way of example only, (1) Investor's technologies, plans and services, and plans and strategies relating thereto, (2) current and future investments Investor has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including, without limitation, technologies, products and services that may be competitive with the Company's, and (3) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including, without limitation, companies that may be competitive with the Company. The Company recognizes that a portion of such Information may be of interest to the Company. Such Information may or may not be known by the Representative. The Company, as a material part of the consideration for this Agreement, agrees that Investor and its Representative shall have no duty to disclose any Information to the Company or permit the Company to participate in any projects or investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit Investor's ability to pursue opportunities based on such Information or that would require Investor or Representative to disclose any such Information to the Company or offer any opportunity relating thereto to the Company.

         The Company shall, to the fullest extent permitted under applicable law and the Company's articles of incorporation and bylaws, indemnify and hold harmless, all of the directors, including each Representative, against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages and liabilities incurred in connection with, and amounts paid in settlement of, any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and wherever asserted, brought or filed, arising out of or pertaining to any acts or omissions or alleged acts or omissions by them in their capacities as members of the Board or any committee thereof. The Company shall purchase or maintain in effect, if available, directors' and officers' liability insurance covering all of the directors, including the Representatives, on terms reasonably acceptable to the Representatives, provided that the Company shall not be obligated to pay more than $10,000 for the initial annual premium.


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INVESTOR RIGHTS AGREEMENT
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         2.2.     Actions by the Board of Directors.

                  (a) Each transaction, or series of related transactions, to which the Company will be a party and which is material to the Company taken as a whole, shall require the approval of the Board in the manner specified in this
Section 2.2. Except as otherwise provided in Section 2.2(b), all actions of the Board and committees thereof shall require the affirmative vote of the majority of the directors present at a duly convened meeting of such Board or committee thereof at which a quorum is present (or in lieu of a meeting, by the unanimous written consent of the members of such Board or committee thereof); provided, however, that in the event there is a vacancy on such Board or committee thereof and an individual is nominated to fill such vacancy, the first order of business shall be to fill such vacancy.

                  (b) Notwithstanding the fact that no vote may be required, or that a lesser percentage vote may be specified by law, by the articles of incorporation, the bylaws or otherwise, except as provided in subsection 2.2(b)(vii), so long as the Note remains outstanding, the Company shall not take any action without the affirmative vote of at least one of the Representative directors with respect to the below listed transactions (individually, a "SIGNIFICANT TRANSACTION") provided, however, that, upon discharge and cancellation of the Note, the Company may undertake a Significant Transaction with the affirmative vote of a majority of the directors unless a Representative director and at least one other director, who is not a Representative director and not an employee or officer (or affiliate, associate, or relative of any such employees or officers) of the Company, votes against such Significant
Transaction:

                           (i) any merger or consolidation involving the Company
                  (other than transactions involving the merger or consolidation of a subsidiary with or into the Company or with or into a subsidiary);

                           (ii) any sale, lease, exchange, transfer or other
                  disposition, directly or indirectly, any single transaction or series of related transactions of all or substantially all of the assets of the Company to or with any person other than into or with a subsidiary of the Company;

                           (iii) any increase or reduction of, or change in, the
                  Company's authorized stock or the creation of any additional class of capital stock of the Company;

                           (iv) any material amendment to or modification or
                  repeal of any provisions of the Company's articles of incorporation, or the Company's bylaws or this Agreement;

                           (v) the dissolution of the Company or the adoption of
                  a plan of liquidation of the Company;

                           (vi) any action by the Company to commence any suit,
                  case, proceeding or other action (A) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization, or relief of debtors or seeking to have an order for relief entered with respect to the Company or seeking to adjudicate the Company a bankrupt or insolvent or seeking reorganization,



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INVESTOR RIGHTS AGREEMENT

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                  arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Company or (B) seeking appointment of a receiver, trustee, custodian or other similar official for the Company or making a general assignment for the benefit of the creditors of the Company;
                  and

                           (vii) until the earlier of termination of the Loan
                  Agreement or repayment, discharge and cancellation of the Note, the approval of execution of any Material Contract (as defined below).

                  (c) Material Contract. A "MATERIAL CONTRACT" shall mean the following contracts to which the Company is a party: (i) any contract for the lease of personal property to or from any other party providing for lease payments in excess of $100,000 per annum; (ii) any contract for the purchase of supplies, products or other personal property, or for the receipt of services, the performance of which will result in a loss to the Company that would have a material adverse effect or involve consideration in excess of $100,000; (iii) any contract (including any license or sublicense of any intellectual property) under which it has (a) created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $100,000, except such indebtedness for which the proceeds shall be used to repay, discharge and cancel the Note, or (b) imposed a lien on any of its assets, tangible or intangible, which lien secures indebtedness outstanding in an amount in excess of $100,000 or (c) guaranteed the financial obligation of another party; (iv) any contract with affiliates of the Company other than affiliates controlled by the Company; (v) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation or other plan or arrangement for the benefit of its current or former directors, officers and employees requiring cash expenditures by the Company in excess of $100,000; (vi) any collective bargaining agreement; (vii) any contract for the employment of any individual on a full-time, part-time, consulting or other basis providing annual compensation in excess of $100,000 and any contract with any director or officer of the Company; (viii) any contract under which it has advanced or loaned any amount to any of its directors, officers or employees, other than advances for expenses of the Company incurred in the ordinary course of business; (ix) any contract (including any license or sublicense of any intellectual property) under which the consequences of a default or termination would have a material adverse effect; (x) any contract with a customer for the provision of the Company's products or services under which the Company has received in excess of $100,000 during any twelve-month period; (xi) any contract for the purchase, sale, license or sublicense of intellectual property the performance of which involves consideration in excess of $100,000 per year;
(xii) any joint venture contract or arrangement involving a sharing of profits or expenses; (xiii) any contract limiting the freedom of the Company to compete in any line of business or in any geographic area or with any other party; or
(xiv) any contract the performance of which involves consideration in excess of $100,000 per year.

3.       REGISTRATION RIGHTS.

         3.1      Definitions. For purposes of this Section 3:

                  (a) Registration. The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the


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INVESTOR RIGHTS AGREEMENT

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Securities Act of 1933, as amended, (the "SECURITIES ACT"), and the declaration or ordering of effectiveness of such registration statement

                  (b) Registrable Securities. The term "REGISTRABLE SECURITIES" means: (1) any Common Stock of the Company issued or to be issued (A) under the Loan Agreement, (B) pursuant to conversion of the Warrant and (C) pursuant to the Right of Participation or Right of Maintenance (as defined below), (2) any shares of Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Common Stock and the other securities described in clause (1) of this subsection (b) and (3) any other Common Stock of the Company owned or hereafter acquired by the Investor. Notwithstanding the foregoing, "REGISTRABLE SECURITIES" shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 3 are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.

                  (c) Registrable Securities Then Outstanding. The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall mean the number of shares of Common Stock of the Company that are Registrable Securities and are then issued and outstanding.

                  (d) Holder. For purposes of this Section 3, the term "HOLDER" means any person signatory hereto owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any permitted assignee of record of such Registrable Securities to whom rights under this Section 3 have been duly assigned in accordance with this Agreement.

                  (e) SEC. The term "SEC" or "COMMISSION" means the U.S. Securities and Exchange Commission.

         3.2.     Requested Registration.

                  (a) Requested Registration. If, after the date hereof, at any time after the Company's firm commitment underwritten public offering of the Company's Common Stock pursuant to a registration statement filed with the SEC (the "PUBLIC OFFERING"), the Company shall receive from any Holder a written request that the Company effect any registration, qualification or compliance with respect to all or a part of the Registrable Securities that were issued pursuant to conversion of the Warrant or issued pursuant to the Initial Conversion Shares as defined in of the Loan Agreement (the "DEMAND REGISTRABLE SECURITIES"), the Company will as soon as practicable, use its diligent best efforts to effect such registration, qualification and compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under the applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Demand Registrable Securities of such Holder(s) as are specified in such request. Without limiting the generality of the foregoing, the Company shall file a registration statement covering the Demand Registrable Securities so


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INVESTOR RIGHTS AGREEMENT

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requested to be registered as soon as practicable, but in any event within forty-five (45) days after receipt of the request or requests of the Holders.

                  (b) Underwriting. If the Holders intend to distribute the Demand Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company and shall designate the underwriter or underwriters to be employed in connection therewith (who shall be selected by the majority in interest of the Holders and who shall be subject to the Company's right of reasonable approval) as a part of their request made pursuant to Section 3.2(a). In such event, the right of any Holder to registration pursuant to this Section 3.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Demand Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Holders and such Holder) to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Holders. Notwithstanding any other provision of this Section 3.2, if the underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the securities of the Company (other than Demand Registrable Securities) held by officers or directors and by other shareholders shall be excluded from such registration to the extent so required by such limitation and if a limitation of the number of shares is still required, then the Holders shall so advise all Holders of Demand Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares included in the registration and underwriting shall be allocated among the Holders of Demand Registrable Securities requesting registration in proportion, as nearly as practicable, to the total number of Demand Registrable Securities held by such Holders at the time of filing of the registration statement and requested to be included in the registration; provided, however, that in each such case at least twenty-five percent (25%) of the Demand Registrable Securities requested to be included in such registration by the Holders shall be so included.

                  (c) Limitations. Notwithstanding the foregoing provisions of this Section 3.2, the Holder's right to request registration of Demand Registrable Securities under this Section 3.2 shall be subject to the following limitations:

                           (1) The Company shall not be obligated to take any
action to effect any such registration, qualification or compliance pursuant to this Section 3.2 after the Company has effected two (2) registrations, qualifications or compliances pursuant to requests under this Section 3.2. A registration, qualification or compliance shall not be deemed "effected" for purpose of this Section 3.2 (i) unless it has become effective and is maintained effective until all Demand Registrable Securities are sold thereunder, (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency, authority or body for any reason other than a material misrepresentation or omission by the Holders of Demand Registrable Securities included therein, or (iii) if the conditions to closing specified in the purchase or underwriting agreement entered into in connection with such registration are not satisfied other than by reason of some act or omission by any of the Holders of Demand Registrable Securities included therein;


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INVESTOR RIGHTS AGREEMENT

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                           (2) The Company shall not be obligated to effect any
registration hereunder in any particular jurisdiction in which the Company would be required to qualify to do business in effecting such registration.

                           (3) The Company shall not be obligated to effect a
registration hereunder during the 180 day period beginning on the effective date of the Company's Public Offering unless the underwriters managing the Public Offering otherwise agree.

                  3.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company), and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.3.

                  (a) Underwriting. If a registration statement under which the Company gives notice under this Section 3.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 3.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a market stand-off agreement of up to 180 days if required by such underwriter or underwriters). Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude up to all Registrable Shares that are in excess of 15% of the aggregate number of shares to be included in such offering (including the Registrable Shares) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an


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INVESTOR RIGHTS AGREEMENT

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employee, officer or director of the Company (or any subsidiary of the Company), shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single "Holder," and any pro rata reduction with respect to such Holder shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such Holder, as defined in this sentence.

         3.4 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

                  (a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, provided, however, that the Company shall not be required to keep any such registration statement effective for more than ninety (90) days.

                  (b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                  (d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be


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delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

         3.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3.2 or 3.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

         3.6 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 3.2 or 3.3:

                  (a) By the Company. To the extent permitted by law; the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 ACT"), against any losses, claims, damages, or Liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):

                           (i) any untrue statement or alleged untrue statement
                  of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                           (ii) the omission or alleged omission to state
                  therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or


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


                           (iii) any violation or alleged violation by the
                  Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 3.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                  (b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this subsection 3.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the total amounts payable in indemnity by a Holder under this
Section 3.6(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                  (c) Notice. Promptly after receipt by an indemnified party under this Section 3.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to


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INVESTOR RIGHTS AGREEMENT
the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 3.6 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 3.6.

                  (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                  (e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 3.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 3.6; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  (f) Survival. The obligations of the Company and Holders under this Section 3.5 shall survive until the fifth anniversary of the completion of any offering of


                                       12
INVESTOR RIGHTS AGREEMENT

Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

         3.7 Expenses. All expenses incurred in connection with a registration pursuant to Sections 3.2 and 3.3 (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), including, without limitation all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

         3.8 Termination of the Company's Obligations. The Company shall have no obligations pursuant to Sections 3.2 or 3.3 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 3.2 or 3.3 more than seven (7) years after the date of this Agreement, or, if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold under Rule 144 in one transaction without exceeding the volume limitations thereunder.

         3.9 No Registration Rights to Third Parties. Without the prior written consent of the Holders of a majority in interest of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the registration rights described in this Article 3, or otherwise) relating to shares of the Company's Common Stock or any other voting securities of the Company, other than rights that are on a parity with or subordinate in right to the Investor.

4.       RIGHT OF PARTICIPATION.

         4.1 General. The Investor and any Affiliate of the Investor to which rights under this Section 4 have been duly assigned in accordance with Section 9 (the Investor and each such assignee being hereinafter referred to as a "PARTICIPATION RIGHTS HOLDER") shall have the right of first refusal to purchase such Participation Rights Holder's Pro Rata Share (as defined below), of all (or any part) of any New Securities (as defined in Section 4.3) that the Company may from time to time issue after the date of this Agreement (the "RIGHT OF PARTICIPATION") only to the extent the Participation Rights Holder has not exercised its Right of Maintenance as described in Section 5. Each right to purchase New Securities pursuant to this Section 4 shall be on the same terms (other than price to the extent provided in Section 5.3 below and as closely as practicable in the case of employee stock options) as the issuance of New Securities that gave rise to the Right of Participation. Notwithstanding the foregoing, the Participation Rights Holder shall not have the Right of Participation with respect to the issuance of any New Securities to the extent that (1) the Participation Rights Holder has not acquired (a) Conversion Shares pursuant to the Loan Agreement, or (b) shares of Common Stock pursuant to the Warrant and (2) such unacquired Conversion Shares and shares of Common Stock issuable upon exercise of the Warrant have been adjusted according to their respective terms. In the event the Participation Rights Holder's Right of Participation involves employee stock options, the Company and the Participation Rights Holder shall structure the Right of Participation in such a manner as to avoid adverse tax consequences to such employees.


                                       13
INVESTOR RIGHTS AGREEMENT

         4.2 Pro Rata Share. A Participation Rights Holder's "PRO RATA SHARE" for purposes of the Right of Participation is the ratio of (a) the number of shares of Common Stock held by such Participation Rights Holder as of the date of such Participation Notice (as defined in Section 4.4) plus the total number of shares of Common Stock that such Participation Rights Holder has the right to acquire at any time in the future pursuant to the Loan Agreement and the Warrant, to (b) the difference between (i) the total number of shares of Common Stock of the Company (and other voting securities of the Company, if any) then outstanding (immediately prior to the issuance of New Securities giving rise to the Right of Participation), and (ii) the number of Dilutive Securities (defined below) issued since the last Notice Date (defined in Section 5.1) excluding any Maintenance Securities (defined below) issued pursuant to the last Maintenance Notice (defined in Section 5.6).

         4.3 New Securities. "NEW SECURITIES" shall mean any Common Stock or other voting capital stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock (and any associated debt securities issued therewith), and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or other capital stock, provided, however, that the term "New Securities" shall not include:

         (a) any securities other than Common Stock or other voting capital stock (e.g., warrants or options to purchase Common Stock or other capital stock) until such securities are vested and exercisable;

         (b) any shares of Common Stock issued under the terms of the Loan Agreement, as such agreement may be amended, including the Warrant and the Conversion Shares;

         (c) any securities issued in connection with any stock split, stock dividend or similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis; or

         (d) any securities issuable upon the exercise, conversion or exchange of any securities described in (a), (b) or (c) above.

         4.4 Procedures. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the "PARTICIPATION NOTICE"), describing the amount and the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have ten (10) business days from the date of receipt of any such Participation Notice to agree in writing to purchase such Participation Rights Holder's Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder's Pro Rata Share). If any Participation Rights Holder fails to so agree in writing within such ten (10) business day period to purchase such Participation Rights Holder's full Pro Rata Share of an offering of New Securities, then such Participation Rights Holder shall forfeit the right hereunder


                                       14
INVESTOR RIGHTS AGREEMENT
to purchase that part of its Pro Rata Share of such New Securities that it did not so agree to purchase. Such Participation Rights Holder shall purchase the portion elected by such Participation Rights Holder concurrently with the closing of the transaction triggering the Right of Participation.

         4.5 Failure to Exercise. Upon the expiration of such ten (10) day period, the Company shall have 120 days thereafter to sell the New Securities described in the Participation Notice (with respect to which the Participation Rights Holders' rights of first refusal hereunder were not exercised) at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the Participation Notice. In the event that the Company has not issued and sold such New Securities within such 120 day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 4.

         4.6 Termination. The Right of Participation for the Investor and each other Participation Rights Holder shall terminate upon the earlier of (1) the first date that the Investor and its Affiliates collectively hold shares of Common Stock or other voting securities and securities exercisable or convertible into shares of Common Stock or other voting securities that number less than one percent (1%) of the total number of outstanding shares of Common Stock or (2) the date of the first Public Offering after the date hereof.

5.       RIGHT OF MAINTENANCE.

         5.1 General. The Investor and any Affiliate of the Investor to which rights under this Section 5 have been duly assigned in accordance with Section 9 (the Investor and each such assignee being hereinafter referred to as a "MAINTENANCE RIGHTS HOLDER") will, pursuant to the terms and conditions of this
Section 5, have the right to purchase shares of Common Stock or other voting capital stock ("MAINTENANCE SECURITIES") from the Company at the Purchase Price (as defined in Section 5.3) following the issuance by the Company of Dilutive Securities (as defined in Section 5.2) that the Company may from time to time issue after the date of this Agreement, solely in order to maintain such Maintenance Rights Holder's Prior Percentage Interest (as defined in Section 5.4) in the Company (the "RIGHT OF MAINTENANCE") only to the extent the Maintenance Rights Holder has not exercised its Right of Participation as described in Section 4. Each right to purchase Maintenance Securities pursuant to this Section 5 shall be on the same terms (other than price to the extent provided in Section 5.3 below and as closely as practicable in the case of employee stock options) as the issuance of the Dilutive Securities that gave rise to the right to purchase such Maintenance Securities. Notwithstanding the foregoing, the Maintenance Rights Holder shall not have the Right of Maintenance with respect to the issuance of any Dilutive Securities to the extent that (1) the Maintenance Rights Holder has not acquired (a) Conversion Shares pursuant to the Loan Agreement or (b) shares of Common Stock pursuant to the Warrant and (2) such unacquired Conversion Shares and shares of Common Stock issuable upon exercise of the Warrant have been adjusted according to their respective terms. In the event the Maintenance Rights Holder's Right of Maintenance involves employee stock options, the Company and the Maintenance Rights Holder shall structure the Right of Maintenance in such a manner as to avoid adverse tax consequences to such employees.


                                       15
INVESTOR RIGHTS AGREEMENT

         5.2 Dilutive Securities. "DILUTIVE SECURITIES" means any Common Stock or other voting capital stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock (and any associated debt securities issued therewith), and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or other capital stock; provided, however, that the term "Dilutive Securities" does not include:

                  (a) any securities other than Common Stock or other voting capital stock (e.g., warrants or options to purchase Common Stock or other capital stock) until such securities are vested and exercisable;

                  (b) any shares of Common Stock issued under the terms of the Loan Agreement, as such agreement may be amended, including the Warrant and the Conversion Shares;

                  (c) any securities issued in connection with any stock split, stock dividend or similar event in which all Maintenance Rights Holders are entitled to participate on a pro rata basis; or

                  (d) any securities issuable upon the exercise, conversion or exchange of any securities described in (a), (b) or (c) above.

         5.3      Purchase Price.

                  (a) Employee Stock. To the extent that the right to purchase New Securities or Maintenance Securities arises out of the issuance of New Securities or Dilutive Securities to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to incentive agreements or incentive plans approved by the Board ("EMPLOYEE STOCK"), the per share "PURCHASE PRICE" of the New Securities or Maintenance Securities shall equal the average Market Price (as defined below) of such New Securities or Maintenance Securities over the ten (10) trading days immediately preceding the date on which the Maintenance Rights Holder or Participation Rights Holder, as applicable, elects to purchase such New Securities or Maintenance Securities.

                  (b) Other Dilutive Securities. To the extent that the right to purchase Maintenance Securities arises out of any issuance of New Securities or Dilutive Securities other than Employee Stock, the per share "PURCHASE PRICE" of the New Securities or Maintenance Securities shall equal the weighted average of the per share prices at which such New Securities or Dilutive Securities were issued. For purposes hereof, in the event that the issuance of any New Securities or Dilutive Securities occurs upon the exercise, conversion or exchange of other securities ("EXCHANGEABLE SECURITIES"), then the per share price at which such New Securities or Dilutive Securities shall be deemed to have been issued shall be the sum of (A) the per share amount paid upon such exercise, conversion or exchange, plus (B) the per share amount


                                       16
INVESTOR RIGHTS AGREEMENT
previously paid for the Exchangeable Securities (adjusted for any stock splits, stock dividends or other similar events).

                  (c) Market Price. For purposes of this Section 5.3, "MARKET PRICE" means, as to any New Securities or Maintenance Securities on a given day, the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ National Market as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ National Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time the Maintenance Securities are not listed on any domestic securities exchange or quoted in the NASDAQ National Market or the domestic over-the-counter market ("UNLISTED SECURITIES"), the "Market Price" shall be the fair value thereof determined jointly by the Company and the Maintenance Rights Holder or Participation Rights Holder, as applicable.

                  (d) Consideration Other than Cash. In the event that New Securities or Dilutive Securities or Exchangeable Securities were issued for consideration other than cash, the per share amounts paid for such New Securities or Dilutive Securities or Exchangeable Securities shall be determined jointly by the Company and the Maintenance Rights Holder or Participation Rights Holder, as applicable.

                  (e) Appraiser. If the Company and the Maintenance Rights Holder or Participation Rights Holder, as applicable, are unable to reach agreement within a reasonable period of time with respect to (i) the Market Price of Unlisted Securities, or (ii) the per share amounts paid for New Securities or Dilutive Securities or Exchangeable Securities issued for consideration other than cash, such Market Price or per share amounts paid, as the case may be, shall be determined by an appraiser jointly selected by the Company and the Maintenance Rights Holder or Participation Rights Holder, as applicable. The determination of such appraiser shall be final and binding on the Company and the Maintenance Rights Holder or Participation Rights Holder, as applicable. The fees and expenses of such appraiser shall be paid for by the Company.

         5.4 Prior Percentage Interest. A Maintenance Rights Holder's "PRIOR PERCENTAGE INTEREST" for purposes of the Right of Maintenance is the ratio of
(a) the number of shares of Common Stock held by such Maintenance Rights Holder as of the date of such Maintenance Notice (as defined in Section 5.6) (the "NOTICE DATE") plus the total number of shares of Common Stock that such Maintenance Rights Holder has the right to acquire at any time in the future pursuant to the Loan Agreement and the Warrant to (b) the difference between (i) the total number of shares of Common Stock of the Company (and other voting securities of the Company, if any) outstanding on the Notice Date, and (ii) the total number of Dilutive Securities issued since the later of the date of this Agreement or the last Notice Date excluding any Maintenance Securities (defined below) issued pursuant to the last Maintenance Notice.


                                       17
INVESTOR RIGHTS AGREEMENT

         5.5 Maintenance Amount. A Maintenance Rights Holder's "MAINTENANCE AMOUNT" with respect to any Maintenance Notice shall equal such number of Maintenance Securities as is obtained by multiplying the number of Dilutive Securities specified in such Maintenance Notice by such Maintenance Rights Holder's Prior Percentage Interest, rounded to the nearest whole share.

         5.6 Notice of Issuance. Within fifteen (15) business days of each anniversary of this Agreement, and within fifteen (15) business days of each issuance of Dilutive Securities which when cumulated with all prior issuances of Dilutive Securities since the later of (i) the date of this Agreement, or (ii) the date of the last Notice Date (subsequent to which the Maintenance Rights Holder has had an opportunity to purchase Maintenance Securities), results in a two percent (2%) reduction in a Maintenance Rights Holders' Prior Percentage Interest, the Company shall give to each Maintenance Rights Holder written notice (the "MAINTENANCE NOTICE") describing the number of Dilutive Securities issued since such prior Notice Date and the non-price terms upon which the Company issued such Dilutive Securities, and the Maintenance Amount of Maintenance Securities that such Maintenance Rights Holder is entitled to purchase as a result of such issuances.

         5.7 Purchase of Maintenance Securities. Each Maintenance Rights Holder shall have sixty (60) days from the receipt of a Maintenance Notice to elect to purchase up to such Maintenance Rights Holder's Maintenance Amount of such Maintenance Securities at the Purchase Price and upon the terms and conditions specified in the Maintenance Notice. The closing of such purchase shall occur within ten (10) days after such election to purchase. If any Maintenance Rights Holder fails to elect to purchase such Maintenance Rights Holder's full Maintenance Amount of Maintenance Securities within such sixty (60) day period, then such Maintenance Rights Holder shall forfeit the right hereunder to purchase that part of its Maintenance Amount that it did not so elect to purchase.

         5.8 Termination. The provisions of Sections 5.1 through 5.7 shall terminate upon the earlier of (1) the first date that the Investor and its Affiliates collectively hold shares of Common Stock or other voting securities and securities exercisable or convertible into shares of Common Stock or other voting securities that number less than one percent (1%) of the total number of outstanding shares of Common Stock or (2) the date of the first Public Offering after the date hereof.

6.       PUT OPTION.

         6.1. Right to Put the Registrable Securities. If, at any time two (2) years after the date hereof, Investor desires to sell any or all of the Registrable Securities then held by Investor and the Common Stock of the Company is not traded on a securities exchange or the Nasdaq National Market or Actively Traded over-the-counter (as defined in the Loan Agreement), then such Investor may notify the Company in writing of the Investor's desire to sell such Registrable Securities (the "PUT NOTICE") in which event, such Investor shall have the right to sell (the "PUT RIGHT") such Registrable Securities to the Company and the Company shall have the obligation to purchase such Registrable Securities from such Investor at the Put Price (as defined below) as of the date of receipt of the Put Notice; provided that (1) the Put Right shall be limited to the number of Registrable Securities equal to the quotient of (x) three times the highest Outstanding


                                       18
INVESTOR RIGHTS AGREEMENT

Balance at any time during the Loan (as defined in the Loan Agreement), divided by (y) the Put Price, and (2) the exercise of such Put Right does not violate any applicable law or restrict the Company's eligibility to employ "pooling of interests" accounting with respect to any pending acquisition, disposition or reorganization transaction involving the Company or any subsidiary of the Company. In the event that the purchase of such Registrable Securities is prevented or delayed pursuant to the proviso in the immediately preceding sentence, the Company shall promptly purchase at the Put Price such Registrable Securities as soon as practicable after the restrictions with respect to such purchase under applicable law or "pooling of interests" accounting rules lapse.

         6.2 Put Price. For purposes of this Article 6, "PUT PRICE" means, as to any Registrable Securities on a given day, the fair value thereof determined jointly by the Company and the Investor. If the Company and the Investor are unable to reach agreement within a reasonable period of time with respect to the Put Price, such Put Price, shall be determined by an appraiser jointly selected by the Company and the Investor. The determination of such appraiser shall be final and binding on the Company and the Investor. The fees and expenses of such appraiser shall be paid for by the Company.

         6.3 Termination of Put Option. The rights of the Investor under Sections 6.1 through 6.2 shall terminate on the fifth anniversary of the date hereof.

7.       STOCK TRANSFER RESTRICTIONS FOR KEY SHAREHOLDERS.

         7.1 Key Shareholders. "KEY SHAREHOLDERS" shall mean the employees listed on Schedule 7.1 to this Agreement.

         7.2 Stock Transfer Restrictions. The Company shall not permit any Key Shareholders to sell, transfer or otherwise dispose of any shares of Common Stock in excess of the number of shares of Common Stock set forth on Schedule
7.1 to this Agreement for a period of two years after the date hereof without the prior approval of the Investor other than transfers to trusts, custodial accounts, or limited partnerships solely controlled by such Key Shareholder or directly to immediate family members, which for purposes of this agreement shall mean parents, siblings, children or spouse of such Shareholder, provided that all beneficiaries or limited partners of such trusts, custodial accounts, or limited partnerships consist of such Key Shareholder and/or immediate family members of such Key Shareholder and that any such direct transfer to an immediate family member shall include an irrevocable proxy allowing the Key Shareholder the right to vote the transferred stock for the term provided for in this Section. The Company shall use its best efforts to obtain from each Key Shareholder a stock transfer agreement in the form attached hereto as Exhibit A. The Company shall place a legend to such effect on the certificates of the shares held by the Key Shareholders except for the certificates of the shares set forth on Schedule 7.1 to this Agreement.

         7.3 Stop Transfer Instructions. The Company shall issue stop transfer instructions to its transfer agent prohibiting the transfer of shares of Common Stock owned by such Key Employees except in accordance with the provisions of this Agreement.


                                       19
INVESTOR RIGHTS AGREEMENT

8.       TAG-ALONG SALE RIGHTS.

         8.1 Notice of Intended Disposition. In the event a Key Shareholder of the Company desires to accept a bona fide third party offer for the transfer of any or all of the Common Stock held by such shareholder (the shares subject to such offer to be hereafter called the "TARGET SHARES"), the shareholder shall promptly deliver to the Company and the Investor written notice of the intended disposition ("DISPOSITION NOTICE") and the basic terms and conditions thereof, including the identity of the proposed purchaser and the consideration involved.

         8.2 Grant of Tag-Along Sale Rights Involving a Key Shareholder. If a Key Shareholder proposes to enter into a transaction regarding the disposition of Common Stock, the Investor shall have the right, exercisable upon written notice to the Key Shareholder within fourteen (14) days after receipt of the Key Shareholder's Disposition Notice, to participate in such sale of the Target Shares on the same terms and conditions as those set forth in the Disposition Notice. To the extent the Investor exercise such right of participation, the number of shares of Target Shares that the Key Shareholder may sell in the transaction shall be correspondingly reduced. The right of participation of the Investor shall be subject to the terms and conditions set forth in this Section.

                  (a) For purposes of this Section 8.2, the Investor shall be deemed to own the number of shares of Common Stock that the Investor actually holds plus the number of shares of Common Stock that the Investor has the right to acquire at any time in the future under the Warrant or the Loan Agreement.

                  (b) The Investor may sell all or any part of a number of shares of Common Stock of the Company equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock covered by the purchase offer by (ii) a fraction, the numerator of which is the number of shares of Common Stock of the Company at the time owned by the Investor and the denominator of which is the combined number of shares of Common Stock of the Company at the time owned by the Key Shareholder and the Investor.

                  (c) The Investor may effect its participation in the sale by delivering to the Key Shareholder for transfer to the purchase offer or one or more certificates, properly endorsed for transfer, which represent the number of shares of Common Stock that it elects to sell pursuant to this Section 8.2.

         8.3 Payment of Proceeds. The stock certificates that the Investor delivers to the shareholder pursuant to Section 8.2 shall be transferred by the shareholder to the purchase offer or in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Disposition Notice to the Investor, and the shareholder shall promptly thereafter remit to the Investor that portion of the sale proceeds to which the Investor are entitled by reason of their participation in such sale.

         8.4 Non-exercise. The exercise or non-exercise of the rights of the Investor hereunder to participate in one or more sales of Common Stock made by any shareholder shall


                                       20
INVESTOR RIGHTS AGREEMENT
not adversely affect their rights to participate in subsequent Common Stock sales by any shareholder.

9.       ASSIGNMENT AND AMENDMENT.

         9.1 Assignment. Notwithstanding anything herein to the contrary, the rights of the Investor may be assigned to any transferee of shares of Common Stock held by the Investor as well as shares of Common Stock that the Investor has the right to acquire at any time in the future pursuant to the Loan Agreement and the Warrant, except that the rights of Investor pursuant to
Section 2.2 may only be assigned to an Affiliate of the Investor.

         9.2 Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor (or, in the case of an amendment or waiver of any provision of Section 3 hereof, only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding and entitled to the registration rights set forth in Section 3 hereof. Any amendment or waiver effected in accordance with this Section 9.2 shall be binding upon the Investor, each Holder, each permitted successor or assignee of such Investor or Holder and the Company.

         9.3. Legended Stock. All shares of common stock held as of the date hereof by all signatories hereto shall be legended to reflect the rights and obligations granted herein.

10.      CONFIDENTIALITY.

         10.1 Protection of Confidential Information. Confidential or proprietary information disclosed by either party under this Agreement, as well as the terms of this Agreement and Investor's investment in the Company (subject to Section 10.2 below), shall be considered confidential information (the "CONFIDENTIAL INFORMATION") and shall not be disclosed by the Company or Investor to any third party. The Company or Investor shall immediately notify the other party of any information that comes to its attention which might indicate that there has been a loss of confidentiality with respect to the Confidential Information. In the event that the Company or Investor is requested or becomes legally compelled (by statute or regulation or by oral questions, interrogatories, request for information or documents, subpoena, criminal or civil investigative demand or similar process, including without limitation, in connection with any public or private offering of the Company's capital stock) to disclose any of the Confidential Information, such party (the "DISCLOSING PARTY") shall provide the other party (the "NON-DISCLOSING PARTY") with prompt written notice of that fact so that the other party may seek (with the cooperation and reasonable efforts of the Disclosing Party) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the Confidential Information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information to the extent reasonably requested by the Non-Disclosing Party. The provisions of this Section 10.1 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transaction contemplated hereby.


                                       21
INVESTOR RIGHTS AGREEMENT

         10.2 Disclosure of Terms; Press Releases. Notwithstanding the provisions of Section 10.1 above, from and after the Effective Date, the Company may disclose the existence and terms of this Agreement and Investor's investment in the Company solely to the Company's investors, investment bankers, lenders, accountants, legal counsel, business partners, and bona fide prospective investors, employees, lenders and business partners, in each case only where such persons or entities have agreed not to disclose such information to any third party. The Company shall not issue any press release or make any other announcement to the general public or in any professional or trade publication regarding Investor, this Agreement or any of the terms hereof without the prior consent of Investor, which consent may be withheld at the sole discretion of Investor. Notwithstanding the foregoing, Investor may disclose its investment in the Company and the terms thereof to third parties or to the public at its discretion, and the Company shall have the right to disclose to third parties any such information disclosed by Investor in a press release or other public announcement. If the Company or Investor determines that any disclosure not otherwise authorized by this Agreement is required by law or regulation, then the provisions of Section 10.1 regarding disclosure of Confidential Information by a Disclosing Party shall govern.

11.      GENERAL PROVISIONS.

                  11.1. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below, provided that the sending party receives written confirmation of receipt; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

                           To Investor:

                           HSB Engineering Finance Corporation
                           One State Street
                           Hartford, CT  06102
                           Attn:  John McManus, Vice President
                           Fax:  (860) 722-5710
                           Tel:   (860) 722-5444

                           With copies to:

                           Gibson, Dunn & Crutcher LLP
                           333 South Grand Avenue
                           Los Angeles, CA  90071-3197
                           Attn:  Bradford P. Weirick, Esq.
                           Fax:  (213) 229-7520
                           Tel:   (213) 229-7765


                                       22
INVESTOR RIGHTS AGREEMENT

                           To the Company:

                           Probex Corporation
                           1467 LeMay, Suite 111
                           Carrollton, Texas  75007
                           Attn:  Thomas Murray, Chief Executive Officer
                           Fax:  (972) 466-1556
                           Tel:  (972) 466-1555

                           with copies to:

                           Jenkens & Gilchrist, P.C.
                           1445 Ross Ave., Suite 3200
                           Dallas, TX  75202-2799
                           Attn:  Robert W. Dockery, Esq.
                           Fax:  (214) 855-4300
                           Tel:  (214) 855-4163

                  Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 11.1 by giving the other party written notice of the new address in the manner set forth above.

         11.2 Entire Agreement. This Agreement, together with the Loan Agreement, the Other Transaction Documents (as defined in the Loan Agreement), and all the Exhibits and Schedules, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

         11.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Connecticut as applied to agreements entered into and to be performed entirely within Connecticut, excluding that body of law relating to conflict of laws and choice of law.

         11.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

         11.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

         11.6 Successors and Assigns. Subject to the provisions of Section 9.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.


                                       23
INVESTOR RIGHTS AGREEMENT

         11.7 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

         11.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.9 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock of the Company, then, upon the occurrence of any subdivision, combination or stock dividend of Common Stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

         11.10 Sections. References to a "section" when used without further attribution shall refer to the particular sections of this Agreement.

         11.11 Binding Effect. Notwithstanding the provisions above, this Agreement shall not be binding upon either party until the Company successfully conducts an Acceptance Test (as defined in the Loan Agreement) on crankcase used oil, in which event this Agreement shall be deemed to have been effective and binding as of the date hereof.

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INVESTOR RIGHTS AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

PROBEX CORPORATION,                      HSB ENGINEERING FINANCE CORPORATION,
A COLORADO CORPORATION                   A DELAWARE CORPORATION

By:                                      By:
   -------------------------------          ----------------------------------
Name:                                    Name:
     -----------------------------            --------------------------------
Title:                                   Title:
      ----------------------------             -------------------------------
By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

SHAREHOLDERS

By:
   -------------------------------
Name:
     -----------------------------


                                       25

INVESTOR RIGHTS AGREEMENT